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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
We consent to the incorporation by reference to this Prospectus Supplement of Delta Funding Corporation relating to Home Equity Loan Asset-Backed Certificates, Series 2001-1, of our report dated January 24, 2001 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000 which appears as an exhibit in Financial Security Assurance Holdings Ltd.s' Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to our firm under the caption "Experts" in such Prospectus Supplement.




                                                 /s/ Price WaterhouseCoopers LLP
                                                 -------------------------------
                                                 Price WaterhouseCoopers



New York, New York
June 6, 2001


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